Exhibit 11

                             BNP U.S. FUNDING L.L.C.
                       Computation of net income per share
                      (in thousands, except per share data)

                                                                       Three-month period ended
                                                                            March 31, 1999
                                                                            --------------
Net Income                                                                      $ 13,665
Less: Preferred Securities Dividend Requirement..................                 19,345
                                                                                --------
Net Loss Applicable to Common Securities ........................               $ (5,680)
                                                                                ========

Securities:

Weighted Average Number of Common Securities
Outstanding......................................................                 53,011
Net Loss per Common Security ....................................               $(107.15)
                                                                                ========